FIRST AMENDMENT

TO

SIXTH AMENDED AND RESTATED

FEE WAIVER AND EXPENSE REIMBURSEMENT AGREEMENT

THIS FIRST AMENDMENT TO THE SIXTH AMENDED AND RESTATED AGREEMENT (this “Agreement”), made as of this 29th day of January, 2023, between the AQR Funds (“Trust”), on behalf of its series listed on Appendix A hereto (each, a “Fund”), and AQR Capital Management, LLC (“AQR”).

WHEREAS, the parties hereto entered into a Fee Waiver and Expense Reimbursement Agreement dated as of December 10, 2008, as amended (the “Original Agreement”) in order to reduce the investment advisory fees charged to the Funds described in the Investment Advisory Agreement (as defined below), waive other fees it is entitled to receive from the Funds and/or reimburse certain operating expenses for the Funds to keep net expenses at specified levels as set forth in Appendix A; and

WHEREAS, the parties have entered into a 3rd Amended and Restated Investment Management Agreement with respect to certain Funds dated as of January 29, 2017 (“Management Agreement”) and an Investment Management Agreement II with respect to certain Funds dated as of November 13, 2015 (“Management Agreement II”) (together, the Management Agreement and Management Agreement II shall be referred to herein as, the “Investment Advisory Agreement”); and

WHEREAS, as of May 18, 2011, the parties amended and restated the Original Agreement (the “A&R Agreement”) in order to clarify certain exclusions included in Section 1 thereto; and

WHEREAS, as of April 1, 2014, the parties amended and restated the A&R Agreement (the “2nd A&R Agreement”) in order to clarify certain fee waivers included in Section 1 thereto; and

WHEREAS, as of May 12, 2016, the parties amended and restated the 2nd A&R Agreement (the “3rd A&R Agreement”) in order to reflect the amending and restating of certain agreements as referenced in these recitals; and

WHEREAS, as of November 17, 2017, the parties amended and restated the 3rd A&R Agreement (the “4th A&R Agreement”) in order to clarify certain exclusions included in Section 1 and to reflect the amending and restating of certain agreements as referenced in these recitals; and

WHEREAS, as of January 29, 2019, the parties amended and restated the 4th A&R Agreement (the “5th A&R Agreement”) in order to change the expense limits set by this agreement from a limit on each Fund’s total annual operating expenses to a limit on each Fund’s other operating expenses; and

WHEREAS, as of August 19, 2022, the parties amended and restated the 5th A&R Agreement (the “6th A&R Agreement”) in order to clarify certain exclusions included in Section 1 thereto; and

WHEREAS, the parties desire to amend Appendix A of the 6th A&R Agreement in order to extend the term of the 6th A&R Agreement for certain Funds included therein as well as to reflect the liquidation of AQR International Equity Fund.

  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, Trust and AQR agree as follows:

1.        AMENDMENT TO APPENDIX A. Appendix A of the 6th A&R Agreement is hereby amended by deleting it in its entirety and replacing it with the Appendix A attached hereto.

2.        Except as modified hereby, the 6th A&R Agreement shall remain in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

AQR FUNDS		AQR CAPITAL MANAGEMENT, LLC

By:	/s/ Nicole DonVito	By:	/s/ Henry Parkin
	Name: Nicole DonVito		Name: Henry Parkin
	Title: Chief Legal Officer, Secretary and Vice President		Title: Executive Director

APPENDIX A

FUNDS AND EXPENSE CAPS

Name of Fund	Class	Expense Cap	Date
Active Funds:
AQR Global Equity Fund	N	0.20%	January 29, 2019 – January 28, 2024
	I	0.20%	January 29, 2019 – January 28, 2024
	R6	0.10%	January 29, 2019 – January 28, 2024
AQR Diversified Arbitrage Fund	N	0.20%	May 1, 2019 – April 30, 2023
	I	0.20%	May 1, 2019 – April 30, 2023
	R6	0.10%	May 1, 2019 – April 30, 2023
AQR Large Cap Momentum Style Fund	I	0.15%	January 29, 2019 – January 28, 2024
	N	0.15%	January 29, 2019 – January 28, 2024
	R6	0.05%	January 29, 2019 – January 28, 2024
AQR Small Cap Momentum Style Fund	I	0.15%	January 29, 2019 – January 28, 2024
	N	0.15%	January 29, 2019 – January 28, 2024
	R6	0.05%	January 29, 2019 – January 28, 2024
AQR International Momentum Style Fund	I	0.15%	January 29, 2019 – January 28, 2024
	N	0.15%	January 29, 2019 – January 28, 2024
	R6	0.05%	January 29, 2019 – January 28, 2024
AQR Managed Futures Strategy Fund	N	0.20%	May 1, 2019 – April 30, 2024
	I	0.20%	May 1, 2019 – April 30, 2024
	R6	0.10%	May 1, 2019 – April 30, 2024
AQR Multi-Asset Fund	N	0.20%	May 1, 2019 – April 30, 2023
	I	0.20%	May 1, 2019 – April 30, 2023
	R6	0.10%	May 1, 2019 – April 30, 2023
AQR Large Cap Defensive Style Fund	N	0.15%	January 29, 2019 – January 28, 2024
	I	0.15%	January 29, 2019 – January 28, 2024
	R6	0.05%	January 29, 2019 – January 28, 2024
AQR International Defensive Style Fund	N	0.15%	January 29, 2019 – January 28, 2024

	I	0.15%	January 29, 2019 – January 28, 2024
	R6	0.05%	January 29, 2019 – January 28, 2024
AQR Risk-Balanced Commodities Strategy Fund	N	0.20%	May 1, 2019 – April 30, 2023
	I	0.20%	May 1, 2019 – April 30, 2023
	R6	0.10%	May 1, 2019 – April 30, 2023
AQR Large Cap Multi-Style Fund	N	0.15%	January 29, 2019 – January 28, 2024
	I	0.15%	January 29, 2019 – January 28, 2024
	R6	0.05%	January 29, 2019 – January 28, 2024
AQR Small Cap Multi-Style Fund	N	0.15%	January 29, 2019 – January 28, 2024
	I	0.15%	January 29, 2019 – January 28, 2024
	R6	0.05%	January 29, 2019 – January 28, 2024
AQR International Multi-Style Fund	N	0.15%	January 29, 2019 – January 28, 2024
	I	0.15%	January 29, 2019 – January 28, 2024
	R6	0.05%	January 29, 2019 – January 28, 2024
AQR Emerging Multi-Style II Fund	N	0.20%	January 29, 2019 – January 28, 2024
	I	0.20%	January 29, 2019 – January 28, 2024
	R6	0.10%	January 29, 2019 – January 28, 2024
AQR Long-Short Equity Fund	N	0.20%	May 1, 2019 – April 30, 2023
	I	0.20%	May 1, 2019 – April 30, 2023
	R6	0.10%	May 1, 2019 – April 30, 2023
AQR Managed Futures Strategy HV Fund	N	0.20%	May 1, 2019 – April 30, 2024
	I	0.20%	May 1, 2019 – April 30, 2024
	R6	0.10%	May 1, 2019 – April 30, 2024
AQR Style Premia Alternative Fund	N	0.20%	May 1, 2019 – April 30, 2024
	I	0.20%	May 1, 2019 – April 30, 2024
	R6	0.10%	May 1, 2019 – April 30, 2024
AQR Macro Opportunities Fund	N	0.20%	May 1, 2019 – April 30, 2023
	I	0.20%	May 1, 2019 – April 30, 2023
	R6	0.10%	May 1, 2019 – April 30, 2023

AQR Equity Market Neutral Fund	N	0.20%	May 1, 2019 – April 30, 2023
	I	0.20%	May 1, 2019 – April 30, 2023
	R6	0.10%	May 1, 2019 – April 30, 2023
AQR Alternative Risk Premia Fund	N	0.20%	May 1, 2019 – April 30, 2023
	I	0.20%	May 1, 2019 – April 30, 2023
	R6	0.10%	May 1, 2019 – April 30, 2023
AQR Diversifying Strategies Fund	N	0.20%	June 8, 2020 – April 30, 2023
	I	0.20%	June 8, 2020 – April 30, 2023
	R6	0.10%	June 8, 2020 – April 30, 2023
AQR Sustainable Long-Short Equity Carbon Aware Fund	N	0.20%	December 14, 2021 – April 30, 2023
	I	0.20%	December 14, 2021 – April 30, 2023
	R6	0.10%	December 14, 2021 – April 30, 2023